Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

FTI Consulting, Inc.

We consent to the incorporation by reference in the registration statements No. 333-30173, 333-30357, 333-32160, 333-64050, 333-92384, 333-105741, 333-115786, 333-115787, 333-125104, 333-134789, 333-134793, and 333-134790 on Form S-8 and registration statement No. 333-129715 on Form S-3 of FTI Consulting, Inc. of our reports dated February 28, 2008, with respect to the consolidated balance sheets of FTI Consulting, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appears in the December 31, 2007 Annual Report on Form 10-K of FTI Consulting, Inc.

As discussed in Note 12, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109, on January 1, 2007 and as discussed in Note 1, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on January 1, 2006.

/s/ KPMG LLP

Baltimore, Maryland

February 28, 2008